Exhibit 99.1

ZIOPHARM Oncology Prices Public Offering of Common Stock

NEW YORK, Jan. 20, 2012 (GLOBE NEWSWIRE) – ZIOPHARM Oncology, Inc. (Nasdaq: ZIOP) today announced the pricing of an underwritten public offering of 9,650,000 shares of its common stock at a public offering price of $5.20 per share. All of the shares are being sold by ZIOPHARM. The offering is expected to close on January 25, 2012, subject to customary closing conditions.

J.P. Morgan Securities LLC is acting as book-running manager for the offering. Lazard Capital Markets LLC, Piper Jaffray & Co., Collins Stewart LLC and Griffin Securities, Inc. are acting as co-managers for the offering. ZIOPHARM has granted the underwriters a 30-day option to purchase up to an additional 1,447,500 shares to cover over-allotments, if any.

The Company intends to use the net proceeds from the public offering for the overall development of its drug candidates, including palifosfamide and DNA therapeutics, and for general corporate and working capital purposes.

The shares will be issued pursuant to a shelf registration statement on Form S-3 previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) and a final prospectus supplement relating to the offering. Copies of the final prospectus supplement, when available, and accompanying prospectus may be obtained from the offices of J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (Telephone number 866-803-9204).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About ZIOPHARM Oncology, Inc.

ZIOPHARM Oncology is a biopharmaceutical company engaged in the development and commercialization of a diverse portfolio of cancer therapeutics. The Company’s small molecule programs include:

Palifosfamide (Zymafos® or ZIO-201) is a novel DNA cross-linker in class with bendamustine, ifosfamide, and cyclophosphamide and is currently in a randomized, double-blinded, placebo-controlled Phase 3 trial with palifosfamide administered intravenously for the treatment of metastatic soft tissue sarcoma in the front-line setting. The Company is also currently conducting a Phase 1 study of palifosfamide in combination with standard of care for addressing small cell lung cancer; an oral form of palifosfamide continues in preclinical study.

Darinaparsin (Zinapar® or ZIO-101) is a novel mitochondrial- and hedgehog-targeted agent (organic arsenic) currently in a solid tumor Phase 1 study with oral administration and has been developed intravenously for the treatment of relapsed peripheral T-cell lymphoma.

Indibulin (Zybulin™ or ZIO-301) is a novel, oral tubulin binding agent that is expected to have several potential benefits including oral dosing, application in multi-drug resistant tumors, no neuropathy and a quite tolerable toxicity profile. It is currently being studied in Phase 1/2 in metastatic breast cancer.

ZIOPHARM is also pursuing the development of novel DNA-based therapeutics in the field of cancer pursuant to a partnering arrangement with Intrexon Corporation. The partnership includes two existing clinical-stage product candidates, both of which are currently in Phase 1.

ZIOPHARM's operations are located in Boston, MA and Germantown, MD with an executive office in New York City.

Forward-looking Statements

This press release contains certain forward-looking information about ZIOPHARM Oncology that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about our expectations regarding our fundraising efforts, including the closing of the public offering and the underwriters’ exercise of their over-allotment option; statements regarding the Company’s ability to successfully develop and commercialize its therapeutic products; the Company’s ability to expand its long-term business opportunities; financial projections and estimates and their underlying assumptions; and future performance. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to: risks related to market conditions and the satisfaction of customary closing conditions related to the proposed public offering, including the underwriters’ exercise of their over-allotment option; whether Palifosfamide, Darinaparsin, Indibulin, or any of the Company’s other therapeutic products will advance further in the clinical trials process and whether and when, if at all, they will receive final approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies and for which indications; whether Palifosfamide, Darinaparsin, Indibulin, and the Company’s other therapeutic products will be successfully marketed if approved; whether the Company’s DNA-based biotherapeutics discovery and development efforts will be successful; the Company’s ability to achieve the results contemplated by its collaboration agreements; the strength and enforceability of the Company’s intellectual property rights; competition from pharmaceutical and biotechnology companies; the development of and the Company’s ability to take advantage of the market for DNA-based biotherapeutics; the Company’s ability to raise additional capital to fund its operations on terms acceptable to its; general economic conditions; and the other risk factors contained in the Company’s periodic and interim SEC reports including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, and its Current Reports on Form 8-K filed from time to time with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and the Company does not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.

Zymafos and Zinapar are registered trademarks of ZIOPHARM Oncology, Inc.

Contacts:

For ZIOPHARM:

Tyler Cook

ZIOPHARM Oncology, Inc.

617-259-1982

tcook@ziopharm.com

Media:

David Pitts

Argot Partners

212-600-1902

david@argotpartners.com